Exhibit 32.2

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 15D-14(B) AND
18 U.S.C. SECTION 1350

In connection with the Annual Report of Orion Ethanol, Inc. (the “Company”) on Form 10-KSB, as amended and restated, for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lane Hamm, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Orion Ethanol, Inc and will be retained by Orion Ethanol, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Lane Hamm
Name: Lane Hamm Title: Chief Financial Officer Date: April 30, 2007